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                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Quintiles Transnational Corp. for the registration of 1,209,784 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1998, with respect to the consolidated financial statements of Quintiles Transnational Corp., included in its Current Report (Form 8-K) dated March 20, 1998 filed with the Securities and Exchange Commission and in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Raleigh, North Carolina
October 14, 1998